Exhibit 99.1 1 NewtekOne, Inc. Reports 3Q26 Basic and Diluted EPS of $0.34 2026 EPS Guidance Range of $1.70-$1.80 Maintained Boca Raton, Fla., October 28, 2026 - NewtekOne, Inc. (the "Company") (Nasdaq: NEWT) reports its financial and operating results for the three months ended September 30, 2026. Financial Highlights for the three months ended September 30, 2026: • For the three months ended September 30, 2026 ("3Q26"), basic and diluted earnings per share ("EPS") were $0.34 and $0.34 vs. $0.68 and $0.67, respectively, for the three months ended September 30, 2025 ("3Q25"). • Book value per common share ended 3Q26 at $12.80, up Y/Y and Q/Q by 9.2% and 1.3%, respectively. • Tangible book value per common share1 ended 3Q26 at $12.30, up Y/Y and Q/Q by 9.6% and 1.4%, respectively. • The efficiency ratio1 was 58.7% for 3Q26 compared to 56.3% for 3Q25. • Return on average assets (“ROAA”)1 was 1.30% for 3Q26 compared to 3.14% for 3Q25. • Return on average equity ("ROAE")1 was 9.2% for 3Q26 compared to 20.4% for 3Q25. • Return on average tangible common equity (“ROTCE”)1 was 10.8% for 3Q26 compared to 24.0% for 3Q25. Selected Balance Sheet and Other Highlights for 3Q26 • Non-affiliate business deposits at Newtek Bank, N.A. (the "Bank") increased $13 million, or 4% Q/Q, and $109 million, or 48% Y/Y, while core consumer deposits grew $231 million, or 13% Q/Q, and $1.1 billion, or 126% Y/Y. • Since the acquisition of the Bank in early 2023, roughly 62% of Newtek Bank's business lending clients have opened a business deposit account. • Insured deposits comprised 79% of deposits as of September 30, 2026. • Originated $75 million of C&I LA Loans in 3Q26 compared to $104 million in 3Q25. • Originated $215 million of SBA 7(a) loans in 3Q26 compared to $187 million in 3Q25. • Originated $45 million of SBA 504 loans in 3Q26 compared to $28 million in 3Q25. • Originated $28 million and $23 million of CRE and C&I loans HFI in 3Q26 compared to $18 million and $19 million in 3Q25. Post 3Q26 Events

Exhibit 99.1 2 • On October 1, 2026, the Company paid a dividend on the Company’s outstanding Series B Preferred in the amount of $21.25 per Preferred Share, or $0.53125 per depositary share, which is equivalent to 1/40th of the dividend on the Preferred Shares. • On October 1, 2026, the Company paid a quarterly cash dividend of $0.19 per share on its outstanding common shares. Commenting on quarterly operating results, Barry Sloane, CEO, President, and Chairman, said, “We reported 3Q26 basic and diluted EPS of $0.34 and are comfortable with our previously issued 2026 EPS guidance range of $1.70- $1.80. We were pleased to see momentum from the first half of 2026 continue into the third quarter. Deposit balances more than doubled on a year-over-year basis, increasing by $1.3 billion to end 3Q26 at $2.5 billion,while the number of Newtek Bank deposit accounts exceeded 47,000 accounts compared to roughly 21,800 accounts at the end of 3Q25 and approximately 1,500 deposit accounts when we acquired the Bank in January 2023. We believe both consumer and business deposit customers are attracted to Newtek Bank because of the value we are delivering to them through attractive rates of interest, no fees, frictionless digital account opening, and on-demand, on-camera support from human beings in the United States 24/7/365; Newtek Bank business customers also get access to our online business portal, The Newtek Advantage®, to help them manage their businesses more effectively and efficiently. Both NewtekOne and Newtek Bank are highly rated by Trustpilot with 4.9 stars and 4.5 stars out of 5.0, respectively, while the Bank’s rating of four stars on depositaccounts.com compares favorably to ratings of less than two stars for several of the largest banks in the U.S. "The deposit gathering engine is crucial to fund the loan growth we are generating. For the first nine months of 2026, funded loans totaled approximately $1.2 billion, up roughly 12% compared to the $1.1 billion for the first nine months of 2025; SBA 7(a) and longer-amortizing C&I ("C&I LA") loan originations comprised 56% and 20%, respectively, of year-to-date ("YTD") originations. Loans on balance sheet ended 3Q26 at over $2.7 billion, up 46% compared to $1.9 billion for 3Q25. Importantly, for the Small Business Administration's ("SBA") fiscal year ending September 30, 2026, we reestablished ourselves as the top originator of SBA 7(a) loans, ranking number one by loan approval count and number two by dollars of loan approvals, which shows that our commitment to and relationship with the independent business owner community continues to flourish. One more item to note on the topic of loans: we anticipate bringing a securitization backed by C&I LA loans to market in the first quarter of 2027, which would represent our fifth securitization backed by C&I LA loans and our 18th overall. Importantly, none of the previous 17 securitizations have been downgraded or been put on credit watch. "As we discussed on our second quarter 2026 conference call, we are holding more guaranteed portions of SBA 7(a) loans on our balance sheet than we have in the past, which is having the anticipated effect of generating net interest income growth and transitioning the mix of revenue away from gain on sale income to recurring net interest income. 3Q26 net interest income of $19 million climbed 26% Q/Q and 30% Y/Y. Net interest income for the first nine months of 2026 increased 20% over the first nine months of 2025 and comprised nearly 23.5% of YTD revenue compared to 20.1% for the first nine months of 2025. "Since acquiring the Bank in early 2023, we have consistently maintained a healthy pace of balance sheet growth, but because we built the Company's operating infrastructure to scale, the pace of operating expense growth has been more moderate, allowing us to capture operating leverage with loan and deposit growth and to demonstrate attractive operating efficiency. Relative to 3Q25, 3Q26 operating expenses were flat against asset growth of 47%; YTD operating expense growth was roughly 4%. We continue to be pleased with our operating efficiency ratio, which came in at 58.7% for 3Q26 and 59.8% for the first nine months of 2026. "Our operating model's ability to capture operating leverage is rooted in the technology we have developed and integrated over the last 28 years. NewtekOne was founded in 1998 to provide independent business owners in the

Exhibit 99.1 2 United States with business and financial solutions to help them grow revenue, reduce costs, and reduce risk. Today, we are capable of offering our independent business owner clients five fully digital solutions without the use of traditional bankers, brokers, or business development officers through one integrated platform, and we aim to deliver those solutions in an efficient, frictionless manner. Instead of having to chase down a relationship manager or go into a branch, NewtekOne’s customers can easily reach our customer service representatives who are on-demand and on- camera 24/7/365 and based in the United States. And because we built and own the integrated platform with our patented NewTracker® operating system at the center of the platform, it is constantly evolving to enhance the customer experience. "In the last quarter alone, we launched the automated integration of a comprehensive offering of insurance products into our loan origination platform, which provides borrowers with instant access to bindable quotes on lender- compliant insurance policies, thereby satisfying loan closing requirements and enabling an expedited loan closing process. Using data submitted in the loan application, borrower applicants are automatically presented with an offering of an insurance package that includes key person life insurance policies of up to $3 million, assigned to the loan, as well as flood insurance coverage, where applicable, and property & casualty insurance. We also expanded our client service platform to include Glia, which adds advanced digital engagement and artificial intelligence to NewtekOne's highly rated 24/7/365 client support model to make that support model substantially more informed and effective. In addition, we broadened the digital ecosystem available to our clients by expanding connectivity between Newtek Bank accounts and the accounting and business applications independent business owners rely on to manage their businesses. Lastly, we added to our real time payments platform with Zelle® for eligible small business banking clients. "Almost four years ago, we converted to a bank holding company to round out the ecosystem we developed for our target customers: independent business owners. We are extremely proud of having built a technologically enabled bank with a business model that is unlike 99% of the banking industry. Our operating model emphasizes digital account opening, an automated, frictionless loan origination platform, automated lead generation, little-to-no cost of customer acquisition, real time payments/money movement, wider lending margins, and a proprietary, internally- developed technology stack highlighted by the patented NewTracker® operating system and the patent-pending Newtek Advantage® online business portal." Mr. Sloane concluded, "We believe there is tremendous value in the platform we have built and the technology we have developed, and we believe that value is not currently reflected in our market capitalization. In fact, we believe that the proposed $340 million acquisition of Bluevine Inc. by Valley National Bancorp, which was announced at the end of September, is one example of value being ascribed to a fully digital platform of business and financial solutions for the independent business owner community. We are working hard to have NewtekOne’s value properly recognized and exploring all strategic alternatives intended to help the market better recognize that value." Third Quarter 2026 Conference Call and Webcast A conference call to discuss the third quarter 2026 financial and operating results will be hosted by Barry Sloane, Chief Executive Officer, President and Chairman, and Frank M. DeMaria, Chief Financial Officer, today, Wednesday, October 28, 2026, at 4:30 p.m. ET. Please note, to attend the conference call or webcast, participants should register online at NewtekOne, Inc. Third Quarter 2026 Financial Results Conference Call. To receive a dial-in number, participants are requested to register at a minimum 15 minutes before the start of the call. The corresponding presentation will be available in the ‘Events & Presentations’ section of the Investor Relations portion of NewtekOne's website at NewtekOne, Inc. Third Quarter 2026 Financial Results Conference Call. A replay of the call with the corresponding

Exhibit 99.1 3 presentation will be available on NewtekOne's website shortly following the live presentation and will be available for a period of one year. Note Regarding Dividend Payments Amount and timing of dividends, if any, remain subject to the discretion of the Company's Board of Directors. About NewtekOne, Inc. NewtekOne®, Your Business Solutions Company®, is a financial holding company, which along with its bank and non-bank consolidated subsidiaries (collectively, “NewtekOne”), provides a wide range of business and financial solutions under the Newtek® brand to independent business owners. Since 1999, NewtekOne has provided state-of-the-art, cost-efficient products and services and efficient business strategies to independent business owners across all 50 states to help them grow their sales, control their expenses, and reduce their risk. NewtekOne’s and its subsidiaries’ business and financial solutions include: banking (Newtek Bank, N.A.), Business Lending, SBA Lending Solutions, Electronic Payment Processing, Accounts Receivable Financing & Inventory Financing, Insurance Solutions and Payroll and Benefits Solutions. In addition, NewtekOne offers its clients the Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting and Web Services) provided by Intelligent Protection Management Corp. (IPM.com) Newtek®, NewtekOne®, Newtek Bank®, National Association, Your Business Solutions Company®, One Solution for All Your Business Needs® and Newtek Advantage® are registered trademarks of NewtekOne, Inc. Note Regarding Forward-Looking Statements Certain statements in this press release are “forward-looking statements” within the meaning of the rules and regulations of the Private Securities Litigation and Reform Act of 1995. Information regarding the Company’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio and balance sheet data consists of preliminary estimates and are subject to change with our filings with regulatory agencies and the filing of the Company's Form 10-Q for the period ended September 30, 2026. These statements and other forward-looking statements herein are based on the current beliefs and expectations of NewtekOne's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. See “Note Regarding Forward-Looking Statements” and the sections entitled “Risk Factors” in our filings with the Securities and Exchange Commission which are available on NewtekOne's website (https://investor.newtekbusinessservices.com/sec-filings) and on the Securities and Exchange Commission’s website (www.sec.gov). Any forward-looking statements made by or on behalf of NewtekOne speak only as to the date they are made, and NewtekOne does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward- looking statements were made. SOURCE: NewtekOne, Inc. Investor Relations & Public Relations Contact: Bryce Rowe Telephone: (212) 273-8292 / browe@newtekone.com

Exhibit 99.1 4 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (In Thousands, except for Per Share Data) September 30, 2026 December 31, 2025 (unaudited) ASSETS Cash and due from banks $ 3,785 $ 4,196 Restricted cash (amounts related to VIEs of $6.3 million and $6.3 million, respectively) 23,172 26,477 Interest bearing deposits in banks 277,506 279,618 Total cash and cash equivalents 304,463 310,291 Debt securities available-for-sale, at fair value 7,448 16,829 Loans held for sale, at fair value 654,265 971,837 Loans held for sale, at LCM 18,194 26,532 Loans held for investment, at fair value (amounts related to VIEs of $166.7 million and $198.4 million, respectively) 823,742 281,198 Loans held for investment, at amortized cost, net of deferred fees and costs 1,309,278 896,689 Allowance for credit losses (57,052) (45,226) Loans held for investment, at amortized cost, net 1,252,226 851,463 Federal Home Loan Bank and Federal Reserve Bank stock 4,468 4,234 Settlement receivable — 438 Residuals in securitizations, at fair value 205,501 76,701 Joint ventures and other non-control investments, at fair value (cost of $36,294 and $36,692), respectively 43,166 47,719 Goodwill and intangibles 14,493 14,597 Right of use assets 2,463 2,790 Deferred tax asset, net 14,054 — Servicing assets, at fair value 14,811 15,358 Servicing assets, at LCM 35,803 29,564 Other assets 130,915 95,268 Total assets $ 3,526,012 $ 2,744,819 LIABILITIES AND SHAREHOLDERS’ EQUITY Liabilities: Deposits: Noninterest-bearing $ 68,003 $ 53,873 Interest-bearing 2,443,216 1,364,535 Total deposits 2,511,219 1,418,408 Borrowings (including borrowings of VIEs of $96.4 million and $127.1 million, respectively) 539,465 819,888 Lease liabilities 2,535 2,874 Deferred tax liabilities, net — 10,728 Due to participants 19,338 52,389 Accounts payable, accrued expenses and other liabilities 35,331 42,962 Total liabilities 3,107,888 2,347,249 Shareholders' Equity:

Exhibit 99.1 5 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (In Thousands, except for Per Share Data) September 30, 2026 December 31, 2025 Series B Preferred stock (par value $0.02 per share; 54 authorized, 50 issued and outstanding) 48,181 48,181 Common stock (par value $0.02 per share; authorized 199,980 shares, 28,892 and 28,658 issued and outstanding, respectively) 579 573 Retained earnings 114,039 94,990 Additional paid-in capital 255,327 253,830 Accumulated other comprehensive loss, net of income taxes (2) (4) Total shareholders' equity 418,124 397,570 Total liabilities and shareholders' equity $ 3,526,012 $ 2,744,819

Exhibit 99.1 6 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (In Thousands, except for Per Share Data) Three Months Ended September 30, 2026 June 30, 2026 September 30, 2025 (unaudited) (unaudited) (unaudited) Interest income Debt securities available-for-sale $ 172 $ 217 $ 200 Loans and fees on loans 48,467 40,335 36,376 Other interest earning assets 4,717 5,742 2,518 Total interest income 53,356 46,294 39,094 Interest expense Deposits 22,317 18,599 10,879 Notes and securitizations 8,715 8,846 10,710 Bank and FHLB borrowings 3,432 3,885 2,956 Total interest expense 34,464 31,330 24,545 Net interest income 18,892 14,964 14,549 Provision for credit losses 15,393 12,114 7,712 Net interest income after provision for credit losses 3,499 2,850 6,837 Noninterest income Dividend income 1,005 485 425 Net loss on loan servicing assets (1,342) (5,249) (4,493) Servicing income 5,285 5,003 6,076 Net gains on sales of loans 32 11,226 9,563 Net gain (loss) on residuals in securitizations 1,500 2,006 (1,450) Net gain on loans under the fair value option 19,986 20,654 29,250 Electronic payment processing income 10,180 10,852 11,053 Other noninterest income 16,247 15,140 9,964 Total noninterest income 52,893 60,117 60,388 Noninterest expense Salaries and employee benefits expense 21,224 23,234 19,973 Electronic payment processing expense 4,407 4,719 4,429 Professional services expense 3,935 3,181 3,793 Other loan origination and maintenance expense 5,536 4,909 6,764 Technology expense 2,961 2,921 3,092 Other general and administrative costs 4,109 4,853 3,929 Total noninterest expense 42,172 43,817 42,159 Net income before taxes 14,220 19,150 25,066 Income tax expense 3,516 4,539 7,165 Net income 10,704 14,611 17,901 Dividends to preferred shareholders (1,063) (1,063) (472) Net income available to common shareholders $ 9,641 $ 13,548 $ 17,429 Earnings per Common Share: Basic $ 0.34 $ 0.48 $ 0.68

Exhibit 99.1 7 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (In Thousands, except for Per Share Data) Three Months Ended September 30, 2026 June 30, 2026 September 30, 2025 (unaudited) (unaudited) (unaudited) Diluted $ 0.34 $ 0.47 $ 0.67

Exhibit 99.1 8 Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited) The information provided below presents a reconciliation of each of our non-GAAP financial measures to the most directly comparable GAAP financial measure. Ratios for three month periods ended have been annualized based on calendar days.

Exhibit 99.1

NewtekOne, Inc.	As of and for the three months ended		
(dollars and number of shares in thousands)	September 30, 2026	June 30, 2026	September 30, 2025
Return on Average Equity and Tangible Common Equity			
Numerator: Net Income (GAAP)	$10,704	$14,611	$17,901
Dividend on preferred equity	(1,063)	(1,063)	(472)
Numerator: Adjusted net income	9,641	13,548	17,429
Average Total Shareholders' Equity[1]	415,748	409,033	339,077
Return on Average Equity[1]	*9.2%*	*13.3%*	*20.4%*
Deduct: Preferred Stock (GAAP)	48,181	48,181	35,802
Average Common Shareholders' Equity[1]	367,567	360,852	303,275
Return on Average Common Equity	*10.2%*	*14.3%*	*21.0%*
Deduct: Average Goodwill and Intangibles[1]	14,510	14,544	14,653
Denominator: Average Tangible Common Equity[1]	$353,057	$346,308	$288,622
Return on Average Tangible Common Equity[1]	*10.8%*	*15.7%*	*24.0%*
Return on Average Assets			
Numerator: Net Income (GAAP)	$10,704	$14,611	$17,901
Denominator: Average Assets[1]	3,270,779	2,971,097	2,262,678
Return on Average Assets[1]	*1.30%*	*1.97%*	*3.14%*
Efficiency Ratio			
Numerator: Non-Interest Expense (GAAP)	$42,172	$43,817	$42,159
Net Interest Income (GAAP)	18,892	14,964	14,549
Non-Interest Income (GAAP)	52,893	60,117	60,388
Denominator: Total Income	$71,785	$75,081	$74,937
Efficiency Ratio[1]	*58.7%*	*58.4%*	*56.3%*
Tangible Book Value Per Share			
Total Shareholders' Equity (GAAP)	$418,124	$413,373	$386,707
Deduct: Goodwill and Intangibles (GAAP)	14,493	14,526	14,633
Numerator: Total Tangible Book Value[1]	$403,631	$398,847	$372,074
Denominator: Total Number of Shares Outstanding	28,892	28,899	28,876
Tangible Book Value Per Share[1]	*$13.97*	*$13.80*	*$12.89*
Tangible Book Value Per Common Share			
Total Tangible Book Value[1]	$403,631	$398,847	$372,074
Deduct: Preferred Stock (GAAP)	48,181	48,181	48,181
Numerator: Tangible Common Book Value[1]	$355,450	$350,666	$323,893
Denominator: Total Number of Shares Outstanding	28,892	28,899	28,876
Tangible Book Value Per Common Share[1]	*$12.30*	*$12.13*	*$11.22*

[1]Non-GAAP financial measure

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